UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                               Amendment No. 1 to

                                    FORM 8-K

                                 CURRENT REPORT


                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934



Date of Report (Date of earliest event reported):              July 1, 2004



                                  Fred's, Inc.
             (Exact name of registrant as specified in its charter)


         Tennessee                   1-14565                   62-0634010
(State or other jurisdiction       (Commission                (IRS Employer
     of incorporation)             File Number)             Identification No.)



  4300 New Getwell Road, Memphis, TN                              38118
(Address of Principal Executive Offices)                        (Zip Code)



       Registrant's Telephone Number, including area code: (901) 365-8880

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Item 4.  Changes in Registrant's Certifying Accountants.

In its Proxy Statement dated May 21, 2004, the Company asked its stockholders to approve the appointment of Ernst & Young LLP ("E&Y") as its auditors for the fiscal year ending January 29, 2005 ("fiscal 2004"), but reserved discretion for its Audit Committee to select a different auditing firm "at any time during the year if it determines that such a change would be in the best interests of the Company and its stockholders, including economic considerations" (emphasis added). Since April 30, 2004, Fred's has been disputing certain additional audit fees for fiscal 2003 that E&Y submitted to the Company after the filing of our Annual Report on 10-K. E&Y completed its services with respect to the first quarter ended May 1, 2004, upon the filing of the related Quarterly Report on Form 10-Q on June 10, 2004. On June 11, 2004, E&Y submitted to the Company an engagement letter proposing fiscal 2004 auditing fees which were significantly higher than anticipated by the Company. Therefor, the Company's Audit Committee initiated the process of seeking 2004 quotes from other auditors, and instructed management to attempt to resolve the unanticipated year-end 2003 fee under dispute with E&Y before making a decision on which auditing firm to use for fiscal 2004. On July 1, 2004, E&Y notified the Company that, if the Company had not engaged other principal accountants in the interim, E&Y would review the Company's second quarter 2004 results but would not act as the Company's independent auditor after that review and the filing of the related Quarterly Report on Form 10-Q. The Company's Audit Committee accepted E&Y's resignation on the foregoing basis.

On July 30, 2004, the Company engaged BDO Seidman, LLP ("BDO") as its new certifying accountants, at which time E&Y ceased to be the principal accountants of the Company. The Company has not consulted with BDO during the two most recent fiscal years and through July 30, 2004 regarding the application of accounting principles to a proposed or completed specified transaction or the type of audit opinion that might be rendered on the Company's consolidated financial statements, where either a written report was provided or oral advice was provided that BDO concluded was an important factor considered by the Company in reaching a decision as to the accounting, auditing or financial reporting issue or as to any disagreement or reportable event as described in
Item 304(a)(1)(iv) and Item 304(a)(1)(v) of Regulation S-K.

Each of the audit reports of E&Y on the consolidated financial statements of the Company for each of the years in which they acted as the Company's auditors in the two-year period ended January 31, 2004 did not contain any adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope, or accounting principles.

During all periods in which E&Y acted as the Company's principal accountant through July 30, 2004, there were no disagreements with E&Y on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedures, which disagreements, if not resolved to the satisfaction of E&Y, would have caused them to make reference to the subject matter of the disagreement in their reports on the consolidated financial statements for such years.

During the past two fiscal years and through the date of this Report, E&Y has not advised the Company of any reportable events (as defined in Item 304(a)(1)(v) of Regulation S-K), other than E&Y reported to the Company that, in conducting its audit of the 2003 financial statements, it noted weaknesses in certain internal controls. E&Y has not informed the Company that those weaknesses constitute "material weaknesses" as defined by the American Institute of Certified Public Accountants. The weaknesses related to (1) the number and qualifications of corporate accounting personnel, (2) procedures related to accounting for consideration received from vendors, and (3) the financial statement closing process. At the direction of its Audit Committee, the Company had taken steps to address the concerns expressed by E&Y during its work for the Company. Specifically, the Company has enhanced its internal controls by (i) hiring additional skilled accounting staff, including a certified public accountant (who reports directly to the Audit Committee) to oversee internal controls and the Sarbanes-Oxley Act ("SOA") compliance process and engaging a third-party accounting firm experienced in SOA compliance to assist the Company in achieving timely and complete compliance on a timeline suggested by E&Y, (ii) focused additional personnel and reviews upon accounting for consideration received from vendors, and (iii) instituted more testing of results in the closing process before public reporting of quarterly and fiscal year end results.

The Company provided E&Y with a copy of this Form 8-K. Attached, as Exhibit 16.1 is a copy of E&Y's letter to the Securities and Exchange Commission, dated July 30, 2004.

The Company requested that BDO review the disclosure provided in this Form 8-K prior to its filing, and provided BDO with an opportunity to furnish the Company with a letter addressed to the Securities and Exchange Commission in accordance with Item 304(a)(2)(ii)(D) of Regulation S-K. BDO affirmed to the Company that it had no new information or clarification of the Company's expression, and did not disagree with any comments related to BDO in respect to this item. Therefore, BDO had no need to furnish such a letter.

Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits.

(a)      Financial Statements.

         Not applicable.

(b)      Pro Forma Financial Information.

         Not applicable.

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(c)      Exhibits.

Exhibit No      Description

16.1            Letter of E&Y LLP dated July 30, 2004

                                   SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

                                          FRED'S INC.

                                          By:   /s/ Jerry A. Shore
                                               ---------------------------------
                                          Its: Executive Vice President and
                                               Chief Financial Officer

Date: July 30, 2004



                                INDEX TO EXHIBITS

Exhibit
   No.      Description
-------     -----------

16.1 Letter of E&Y LLP dated July 30, 2004 regarding change in certifying accountant.